Exhibit 99.1

[LOGO]

FOR IMMEDIATE RELEASE	CONTACT:
Wednesday, February 26, 2003	Polly Flug, Public Relations Coordinator
(515) 225-5619, pflug@fbfs.com

FBL Financial Group to Hold Investor Conference Today

West Des Moines, Iowa, February 26, 2003 – FBL Financial Group, Inc. (NYSE: FFG) is holding its Investor Conference today at the Waldorf Astoria in New York with presentations beginning at 8:30 am ET. FBL Financial Group senior executives and operating managers will discuss FBL’s strategy and future direction.

The agenda follows. All times shown are Eastern Time.

8:30am-8:35am Welcome, Kathleen Till Stange, Director of Investor Relations

8:35am-9:00am Strategic Overview, Bill Oddy, Chief Executive Officer

9:00am-9:30am Organizational Overview, JoAnn Rumelhart, Executive Vice President

9:30am-10:00am Sales, Marketing and the Farm Bureau Financial Services Brand, John Paule, Chief Marketing Officer

10:00am-10:30am A View from the Field, Rick Fleener, Farm Bureau Financial Services agent

10:45am-11:15am Financial Review, Jim Noyce, Chief Financial Officer

Capital Structure and Capital Planning, Jim Brannen, VP-Finance

11:15am-11:45am American Equity Coinsurance Agreement Don Seibel, VP-Accounting

Deferred Acquisition Costs and Guaranteed Minimum Death Benefits, Rod Bubke, Life Financial VP

11:45am-12:15pm Investments, Lou Ann Sandburg, VP-Investments and Bob Rummelhart, Investment VP

12:15pm-12:30pm Closing and final question and answer session

For those unable to attend in person, the conference will be webcast over the Internet at www.fblfinancial.com under the investor conference webcast link.

FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL’s three-pronged growth strategy includes (1) internal growth within its traditional Farm Bureau distribution network, (2) alliances and relationships with other companies and (3) consolidations.

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